UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2011

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec, Canada		H3B 5H2
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.     REGULATION FD DISCLOSURE.

AbitibiBowater Inc. (the “Company”) announced today that it made C$65.8 million (US$64.4 million) of additional and accelerated past service contributions to its Canadian registered employee pension plans, taking advantage of its strong liquidity position as a result of the provinces of Ontario and Quebec’s recent adoption of pension funding relief regulations. The adoption of these regulations implements the final phases of the restructuring of the Company’s Canadian pension obligations to address the material solvency deficits in the plans, a process that began before its emergence from creditor protection in December 2010. The amount consists of a one-time C$20 million (US$19.6 million) additional contribution and a C$45.8 million (US$44.8 million) accelerated contribution of amounts otherwise due over the remainder of 2011 and the first six months of 2012 pursuant to the funding relief regulations. The payment was made on August 31, 2011.

The information contained in this current report is furnished pursuant to Item 7.01 of Form 8–K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. By filing this report and furnishing the information contained herein AbitibiBowater Inc. makes no admission as to the materiality of any such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Senior Vice President and Chief Legal Officer
Dated: September 2, 2011